Exhibit 99.1

  MDI and Stratis Authority Issue Joint Statement Addressing Recent
                           False Statements


    SAN ANTONIO--(BUSINESS WIRE)--April 26, 2007--MDI, Inc. (Nasdaq:MDII) announces that it received today from Stratis Authority, Inc., the Company's largest single shareholder, the attached letter addressing defamatory statements and false information that has been widely circulated over the last week about Stratis, its Learn Safe(TM) program and MDI. The Company applauds the actions being taken by Stratis and is pleased that Stratis is taking the initiative to deal with the creators and distributors of the false, malicious information.

    The Company believes that the message expressed by Stratis urgently needs to be made available to all of our stakeholders, e.g. our customers, our employees, our communities and our investors - and not just to our shareholders.

    To the extent that Stratis has the tools for investigating unethical behavior that disregards the legitimate interests of all stakeholders, the Company welcomes the use by Stratis of those tools as it is the belief of our management that we have a responsibility to all of our stakeholders to restore trust. To that end, we are making known to all our stakeholders the Stratis message. Our way of doing this is to issue this press release and attaching the Stratis letter to it. Further, we will file a Form 8-K with the SEC today attaching this press release and the Stratis letter.

    The line between ethical and legal considerations is not always clear. We do believe, however, that our ethical behavior is the moral compass for our company and that we should not let fear of failure or criticism influence our decision to make the Stratis message heard to as many of our stakeholders as is possible. The actions we have witnessed over the past week rise to the level that they have to be addressed. We are glad that Stratis has taken the initiative that it has.

    To read the Stratis Authority Letter to MDI Shareholders, click the attachment or visit the following link:
http://www.mdisecure.com/stratisletter.pdf?taf=ant.

    About MDI, Inc.

    MDI, Inc. (Nasdaq:MDII) is an established global leader in providing centralized, integrated security management solutions to corporate, government and institutional enterprises. More information on MDI and its solutions can be found at www.mdisecure.com.

    About Stratis Authority

    Stratis Authority, a holding company with global operating entities reaching across multiple sectors of the physical security industry, has committed to provide the comprehensive resources necessary for MDI to continue to grow their business in execution of their long-term strategic plan, which includes a principal role in the Learn Safe program. Stratis Authority is in the business of providing high-end security, internal fraud examinations and risk assessments for corporations. Through various affiliates, Stratis also operates in the areas of complex litigation support, corporate compliance and employee screening. Gibraltar Integrity, one such Stratis affiliate, provides complex litigation support for law firms, conducts fraud investigations for banks and corporations, and helps implement anti-money laundering programs where needed. DigitEyes Corporation specializes in high-quality video systems and command center options providing another layer of security for any company. Security Imaging Systems implements the Enhanced Verification and Employee Processing System solution for corporations wanting the most technologically advanced screening processes for vendors, employees and visitors. Through these affiliations comes the strength and well rounded approach of Stratis Authority to their Learn Safe Initiative.

    About Learn Safe(TM)

    The Learn Safe program, developed by Stratis Authority, offers a variety of security core competencies to educational institutions across the United States. The program identifies problems faced by teachers and administrators in a format that is tailored to each locality and strives to minimize the visible infrastructure usually associated with traditional high-security systems (i.e., detectors, physical screening and armed security officers). The program's goal is to empower school administrators and teachers with an integrated suite of tools to support their current security requirements while assisting staff members in minimizing risks by identifying security threats in time to prevent future incidents. Offerings include Total Security Site Surveys (Risk Assessments, Layered Security Control, Perimeter and Barriers, Security Training), Data and Information Capture (Fully Integrated Access, Video and Intrusion Detection Systems, Video Analytics, Enterprise Scalable Security Solutions), Access and Security (ID, Credentialing, Visitor Control, People Counting), HR Solutions (Full Background & Records Checks, Fingerprint Checks, Drug Testing), Security Staffing and Local First Responder Coordination (Emergency Planning, Security Policies & Procedures). For more information on Learn Safe, please visit www.learnsafe.org.

    Forward-Looking and Cautionary Statements

    Except for historical information and discussions contained herein, certain statements included in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements included in this document, other than statements of historical fact, that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements represent our reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "project," "forecast," "plan," "may," "will," "should," "expect" and other words of similar meaning. Investors should not rely on forward looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from the Company's expectation. Additional information concerning risk factors is contained from time to time in the Company's SEC filings. The Company expressly disclaims any obligation to update the information contained in this release.

    CONTACT: MDI, Inc., San Antonio
             Investor Relations:
             Richard A. Larsen, 210-582.2664
             Richard.Larsen@mdisecure.com